As filed with the Securities and Exchange Commission on  June 27, 1996
                      Registration Statement No. 333-06987

==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-2
                         POST-EFFECTIVE AMENDMENT NO. 1
                            -----------------------

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -----------------------

                                   CPAC, INC.
             (Exact name of registrant as specified in its charter)

NEW YORK                           2364 Leicester Road      16-0961040
(State or other juris-         Leicester, New York 14481    (I.R.S. Employer
diction of incorpora-                (716) 382-3223         Identification No.)
tion or organization)
                       (Address, including zip code, and
                     telephone number, including area code,
                  of registrant's principal executive offices)
                            -----------------------

                         ROBERT OPPENHEIMER, Secretary
                             CHAMBERLAIN, D'AMANDA,
                            OPPENHEIMER & GREENFIELD
                        1600 Crossroads Office Building
                           Rochester, New York 14614
                                 (716) 232-3730

                    (Name, address, including zip code, and
                     telephone number, including area code,
                             of agent for service)

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.


                                Page 1 of 19 Pages
                         Exhibit Index appears on Page 17.



If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.     [X]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legal facsimile thereof, pursuant to Item 11(a)(1) of
this Form, check the following box.     [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.     [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.       [  ]



                        CALCULATION OF REGISTRATION FEE

                                              Proposed   Proposed
                                              Maximum    Maximum      Amount
                                   Amount     Offering   Aggregate    of Regis-
      Title of Each Class          to be      Price Per  Offering     tration
of Securities to be Registered  Registered 1  Share 2    Price 2      Fee 2
-------------------------------------------------------------------------------
     Common Stock,
     $.01 Par Value             142,190       $10.75    $1,528,542.50  $527.08


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

-----------------------------
1   Also registered hereunder pursuant to Rule 416(a) are an indeterminate number of shares of Common Stock which may be issued pursuant to stock splits or stock dividends. The amount registered reflects the distribution of one (1) additional share of Common Stock for each four (4) shares of Common Stock to shareholders of record on May 3, 1996 as the result of a stock split approved by the Company's Board of Directors on April 17, 1996.

2   Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and based upon prices on the Nasdaq National Market on June 14, 1996. The average of the high and low prices reported as of June 14, 1996, based upon a high bid price of $11 and a low bid price of $10.50, was $10.75. The total offering price for 142,190 shares was $1,528,542.50. Based upon the statutory formula contained in Section 6 (b), the Registration Fee is $527.08. No further fee required pursuant to Rule 457(a).


                                   CPAC, INC.

                             142,190 COMMON SHARES

                          (PAR VALUE, $.01 PER SHARE)

      This Prospectus ("Prospectus") relates to 142,190 shares (the "Shares") of common stock, $.0l par value per share ("Common Stock"), of CPAC, Inc., a New York corporation (the "Company"). The Shares may be offered by certain shareholders of the Company (the "Selling Shareholders") from time to time in transactions in the over-the-counter market, in negotiated transactions or a combination of such methods of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. On October 10, 1997, the average of the high and low bid prices per share of the Common Stock on the National Market System,, as reported by the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") was $10.69. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both. See "Selling Shareholders" and "Manner of Distribution".

     All of the Shares offered hereunder are to be sold by the Selling Shareholders. None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than discounts or commissions) in connection with the registration and sale of the Shares being offered by the Selling Shareholders.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE DATE OF THIS PROSPECTUS IS OCTOBER 14, 1997.



                             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files Annual, Quarterly and Current Reports (on Forms 10-K, 10-Q and 8-K, respectively), proxy statements utilized in the solicitation of shareholders as well as other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Office at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the
Commission, Washington D.C. at prescribed rates.   The Common Stock of the
Company is traded on the NASDAQ National Market System. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

This Prospectus constitutes a part of a Registration Statement on Form S-2 (together with any amendments thereto, the "Registration Statement") filed with the Commission under the Securities Act relating to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such copy of such contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Shares offered hereby, reference is hereby made to such Registration Statement and such exhibits and schedules, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained, from the Commission upon payment of the fees prescribed by the Commission.

                      DOCUMENTS INCORPORATED BY REFERENCE

In accordance with the requirements of the Exchange Act, the Company periodically files certain reports and other information with the Commission. The following documents filed with the Commission are hereby incorporated in this Prospectus by reference:

1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997;

2. All other reports, including the Company's quarterly reports (Form 10-Q) filed for the quarters ended June 30, 1997 and September 30, 1997 and the Company's Current Report filed on Form 8-K on August 5, 1997 and 8-K/A on October 3, 1997, required to be filed pursuant to Section 13(a) or 15(a) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to in (1) above.

3. The description of the Company's Common Stock contained in Item 12 of the Company's Registration Statement on Form S-18, dated March 30, 1981, (No. 2-70719-NY).

This Prospectus is accompanied by a copy of the Company's Form 10-K filed with the Commission for the fiscal year of the Company ended March 31, 1997, by a copy of the Company's Annual Report to Shareholders for the fiscal year of the Company ended March 31, 1997, and by a copy of the Company's Proxy Statement used for the solicitation of shareholders for the annual meeting of shareholders held on August 6, 1997. In lieu of the foregoing, this Prospectus shall be accompanied by a copy of the Company's Form 10-K, together with any amendments thereto, filed with the Commission for each subsequent fiscal year of the Company during the duration of this offering, by a copy of the Company's Annual Report to Shareholders for each subsequent fiscal year of the Company during the duration of this offering, and by a copy of the Company's Proxy Statement used for the solicitation of shareholders for each subsequent annual meeting of shareholders held during the duration of this offering.

The Company shall deliver without charge to each person to whom this Prospectus is delivered, a copy of the Company's latest Form 10-Q filed with the Commission and the latest quarterly report which shall have been delivered to its shareholders with respect to the most recent fiscal quarter which ends after the end of the latest fiscal year of the Company for which the Company has delivered the Form 10-K and Annual Report to Shareholders as described above. The Company shall also provide without charge a copy of each Form 8-K, if any, filed with the Commission since the end of the latest fiscal year of the Company for which certified financial statements were included in the latest Form 10-K filed with the Commission.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Except where otherwise indicated, this Prospectus speaks as of the effective date of the Registration Statement. The delivery of this Prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                                  THE COMPANY

The Company is a leader in the production of specialty chemicals used in the imaging industry and cleaning and personal care markets. The Company manufactures and markets cleaning and personal care products for household and commercial use through its Fuller Brush subsidiary. The Company also produces processing chemicals and pollution control equipment for the global imaging market. The Company's Common Stock is traded over the NASDAQ National Market System under the ticker symbol "CPAK".



The Company's subsidiaries and divisions are:


                           CLEANING AND PERSONAL CARE
                           --------------------------

THE FULLER BRUSH COMPANY                              STANLEY HOME PRODUCTS
One Fuller Way                                        50 Payson Avenue
Great Bend, KS  67503                                 Easthampton, MA  01027


                                    IMAGING
                                    -------

ALLIED DIAGNOSTIC IMAGING RESOURCES, INC.             CPAC EUROPE, N.V.
5440 Oakbrook Parkway                                 Industriepark Klein Gent
Norcross, GA  30093                                   2200 Herentals, Belgium

PRS, INC.                                             CHIMIFOTO ORNANO
2364 Leicester Road                                   CPAC Italia, S.r.l.
Leicester, NY 14481                                   Via Bolzano 29
                                                      20127 Milano, Italy

TREBLA CHEMICAL CO.                                   CPAC EQUIPMENT DIVISION
8417 Chapin Industrial Drive                          2364 Leicester Road
St. Louis, MO  63114                                  Leicester, New York 14481



Current information concerning the Company, its operations and its finances can be obtained from the Form 10-K filed with the Commission for the Company's fiscal year ended March 31, 1997, the Annual Report to Shareholders for the Company's fiscal year ended March 31, 1997, and the Proxy Statement used for the solicitation of shareholders for the annual meeting of the Company's shareholders held August 6, 1997, all of which accompany this Prospectus. In addition, current information can be obtained from the Company's Form 10-Q filed with the Commission for the Company's fiscal quarter ended September 30, 1997, the quarterly report to shareholders for the Company's fiscal quarter ended September 30, 1997 and Form 8-K filed by the Company with the Commission on August 5, 1997 and Form 8-K/A filed by the Company with the Commission on October 3, 1997. All of these reports will be provided by the Company without charge.


                                USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares offered hereby.



                              SELLING SHAREHOLDERS

On April 17, 1996, the Company's Board of Directors voted to issue one (1) additional share for each four (4) shares of the Company's Common Stock issued as of May 3, 1996. The distribution date for such stock split was May 15, 1996. The Shares offered by this Prospectus include those issued as a result of the stock split.

The following table shows the names of the Selling Shareholders and the number of Shares being offered by them. To the best of the Company's knowledge, assuming all of the Shares being offered hereby are sold and no Selling Shareholder chooses to acquire additional Common Stock during the offering period, there will be no Selling Shareholders who will own any shares of Common Stock after completion of this offering.


SELLING SHAREHOLDER                            NUMBER OF SHARES OFFERED
-----------------------------------------------------------------------

Edmund M. Bleich                                       8,204
642 Gilbert Avenue
Pearl River, New York 10965

Dominique A. Bodevin                                   6,250
c/o J.E. Sheehan & Company, Inc.
711 Fifth Avenue, 17th Floor
New York, New York 10022

Roger Favale                                           6,250
c/o J.E. Sheehan & Company
711 Fifth Avenue, 17th Floor
New York, New York 10022

Dr. Erhard Hanslik                                    23,438
c/o J.E. Sheehan & Company
711 Fifth Avenue, 17th Floor
New York, New York 10022

J.E. Sheehan  & Company, Inc.                         98,048
711 Fifth Avenue, 17th Floor
New York, New York, 10022
                                                    --------
Total                                                142,190


In the case of each of the Selling Shareholders, the Shares offered hereby were obtained through the exercise of stock options granted to each of the respective Selling Shareholders for services rendered to the Company. The exercise price for each of said options was the fair market value of the Company's Common Stock on the day the stock option was granted, as quoted for such date on the National Association of Securities' Dealers National Market System. As additional consideration for such services, the Company agreed to file and has filed with the Securities and Exchange Commission, a Registration Statement with respect to the resale of the Shares from time to time in the over-the-counter market or in privately negotiated transactions and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all of the Shares offered hereby have been sold pursuant hereto. This Prospectus forms a part of the Registration Statement.

J.E. Sheehan & Company, Inc. was the principal underwriter for the Company's initial public offering of its Common Stock in March, 1981 and during the past three years has served as the Company's investment banker.


                             MANNER OF DISTRIBUTION

The Shares covered hereby may be offered and sold from time to time by the Selling Shareholders. The Selling Shareholders will act independently of the Company and of each other in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in the over-the-counter market or otherwise, at prices related to the then current market price or in negotiated transactions, including one or more of the following methods: (a) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (c) block trades in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. The Company has been advised by the Selling Shareholders that they have not made any arrangements relating to the distribution of the Shares covered by this Prospectus. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated. J. E. Sheehan & Company, Inc. may participate in the distribution of the Shares in any of the capacities described above, except as prohibited under Regulation M promulgated under the Exchange Act, as described below.

In offering the Shares covered hereby, the Selling Shareholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Shareholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

The Company has advised each of the Selling Shareholders that during such time as he may be engaged in a distribution of Shares covered hereby, he is required to comply with Regulation M promulgated under the Exchange Act as described below and, in connection therewith, that he may not engage in any stabilization activity in connection with the Company's Common Stock, is required to furnish to each purchaser and/or broker-dealer through which Shares covered hereby may be offered copies of this Prospectus and its accompanying documents and reports and that he may not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company except as permitted under the Exchange Act. Each of the Selling Shareholders has agreed to inform the Company when the distribution of his Shares is completed.

Regulation M, Section 102 under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing , for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M, Section 104 governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

This offering will terminate on the date on which all Shares offered hereby have been sold by the Selling Shareholders.

In order to comply with certain states' securities laws, if applicable, the Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, the Shares may not be sold in certain states unless they have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Pursuant to the terms of the Subscription Agreements, the Company intends to use its best efforts to register or qualify the Shares for resale or to seek an exemption from registration or qualification in any state required in order to facilitate as to a particular sale, the resale of the Shares by the Selling Shareholders.


                           DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.0l par value per share. On October 14, 1997, there were issued and outstanding 7,167,689 shares of Common Stock. The general terms governing the Common Stock are summarized below. A fuller description of the Common Stock is contained in the Company's Registration Statement filed in connection with the Company's initial public offering on Form S-18, dated March 30, 1981.


Common Stock
------------

The Shares being offered pursuant to this Prospectus are 142,190 Shares of the Company's Common Stock. Such Shares, when issued in accordance with the terms of the option agreements pursuant to which such Shares may be purchased, shall constitute fully paid, non-assessable shares of the Company. Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted on by shareholders and are not entitled to cumulative voting in the election of directors, which means that the holders of a majority of the shares voting for the election of directors can elect all the directors then standing for election, if they choose to do so. The holders of Common Stock are entitled to share ratably in such dividends as may be declared on shares of Common Stock from time to time by the Board of Directors, in its discretion from funds legally available therefor. The holders of shares of Common Stock are entitled to share pro rata in distributions to shareholders upon liquidation of the Company. Holders of shares of Common Stock have no preemptive or other subscription or conversion rights and there are no redemption provisions with respect to such shares.


                                 LEGAL MATTERS

The legality of the Shares offered hereby has been passed upon for the Company by Chamberlain, D'Amanda, Oppenheimer & Greenfield.


                                    EXPERTS

The consolidated balance sheets as of March 31, 1997 and 1996 and the consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended March 31, 1997 incorporated by reference in this Prospectus from CPAC, Inc.'s Form 10-K for the period ended March 31, 1997, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P, independent accountants, given on the authority of that firm as experts in accounting and auditing.


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION
OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE
OFFERING MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE,
SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED BY                           142,190 Shares
THE COMPANY.  THIS PROSPECTUS DOES                          Common Stock
NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF
AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY
JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO
MAKE AN
OFFER OR SOLICITATION.  EXCEPT WHERE                        CPAC, INC.
OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS AS OF THE
EFFECTIVE DATE OF THE REGISTRATION STATEMENT.  THE
DELIVERY OF THIS PROSPECTUS SHALL
NOT, UNDER ANY CIRCUMSTANCES,                               October 14, 1997
CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN
THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

             -----------------------------
                   TABLE OF CONTENTS

                                           Page
                                           ----

Available Information.......................4
Documents Incorporated by Reference.........4
The Company.................................5
Use of Proceeds.............................6
Selling Shareholders........................7
Manner of Distribution......................8
Description of Securities...................9
Legal Matters..............................10
Experts....................................10



                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
 -----------------------------------------------------

    A reasonable estimate of the costs to be incurred in connection with this Registration Statement and Prospectus, to be borne entirely by the Registrant, is as follows:

Securities and Exchange Commission Registration Fee.........$  527.08
Accounting Fees and Expenses................................ 2,000.00
Legal Fees and Expenses..................................... 3,000.00
Printing and Publication.................................... 3,000.00
Miscellaneous............................................... 5,000.00
                                                            ----------
TOTAL.......................................................$13,527.08


ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS
---------------------------------------------------

The New York Business Corporation Law, under which the Company is organized, was amended in 1986 to allow corporations to provide for indemnification beyond that provided in the statute itself. Pursuant to this statutory authority, the Board of Directors adopted an amendment to the Company's By-Laws to broaden the indemnification provisions thereof consistent with the changes in the Business Corporation Law. The current indemnification provisions, found in Article X of the Company's amended By-Laws, are as follows:

Subject only to the exception that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer that establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, the Company shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the fullest extent under the circumstances permitted by the Sections 721-726 of said Business Corporation Law. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because there is no judgment or other final adjudication adverse to the director or officer that establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, (a) by independent legal counsel in a written opinion that indemnification is proper, or (b) by the stockholders. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 16. EXHIBITS
-----------------

      The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

           EXHIBIT NUMBER                         EXHIBIT
           --------------                         -------

                 4 Form of Option Agreement entered into between CPAC, Inc. and Selling Shareholders as Optionees (incorporated by reference to Registration Statement, Form S-2, effective July 29, 1996);

                 5 Opinion of Chamberlain, D'Amanda, Oppenheimer & Greenfield (incorporated by reference to Registration Statement, Form S-2, effective July 29, 1996);

                 23.1    Consent of Coopers & Lybrand, L.L.P. dated June 27,
                         1996;

                 23.2 Consent of Chamberlain, D'Amanda, Oppenheimer & Greenfield (contained in Exhibit 5 hereto) (incorporated by reference to Registration Statement, Form S-2, effective July 29, 1996);
                 23.3    Consent of Coopers & Lybrand, L.L.P. dated November 5,
                         1997;

                 23.4    Consent of Arthur Andersen LLP. dated November 5,
                         1997;

                 24 Powers of Attorney relating to subsequent amendments (incorporated by reference to Registration Statement, Form S-2, effective July 29, 1996).


ITEM 17. UNDERTAKINGS
---------------------

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act, of 1934 and further, hereby undertakes to deliver or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report of the Registrant that is specifically incorporated by reference in the Prospectus to provide interim financial information required to be presented by Article 3 of Regulation S-X.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, or otherwise, the Securities and Exchange Commission has informed the Registrant that such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will submit to a court of appropriate jurisdiction the question of whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 5th day of November, 1997.

                                     CPAC, INC.

                                     By:  /s/ Thomas N. Hendrickson
                                          -----------------------------------
                                          Thomas N. Hendrickson, President


Pursuant to the requirements of the Securities Act of 1933, Post-Effective Amendment No. 1 to the Registration Statement has been signed below on November 5, 1997 by Richard B. Sullivan, pursuant to the Power of Attorney filed with the Registration Statement, on behalf of Thomas N. Hendrickson, President, Chief Executive Officer, Treasurer and Director (Principal Executive Officer); Robert C. Isaacs, Senior Vice President and Director; Robert Oppenheimer, Secretary and Director; Thomas J. Weldgen, Chief Financial Officer (Principal Financial and Accounting Officer); John C. Burton, Director and Seldon T.
James, Jr., Director, said persons having signed the Registration Statement and having authorized said Richard B. Sullivan to sign any and all amendments (including post-effective amendments) to said Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.


                                          /s/ Richard B. Sullivan
                                          -----------------------------------
                                          Richard B. Sullivan



                                 EXHIBIT INDEX
                                 -------------

 EXHIBIT                                                                 PAGE
  NUMBER                     DESCRIPTION OF EXHIBIT                     NUMBER
------------------------------------------------------------------------------

     4               Form of Option Agreement entered into                 *
                 between CPAC, Inc. and Selling Shareholders as
                 Optionees (incorporated by reference to
                 Registration Statement, Form S-2, effective July
                 29, 1996);

     5               Opinion of Chamberlain, D'Amanda,                     *
                 Oppenheimer & Greenfield (incorporated by reference to Registration Statement, Form S-2, effective July 29, 1996);

    23.1             Consent of Coopers & Lybrand, L.L.P. dated            *
                 June 27, 1996;

    23.2             Consent of Chamberlain, D'Amanda,                     *
                 Oppenheimer & Greenfield (contained in Exhibit 5 hereto) (incorporated by reference to
                 Registration Statement, Form S-2, effective
                 July 29, 1996);

    23.3             Consent of Coopers & Lybrand, L.L.P.                 18
                 dated November 5, 1997;

    23.4             Consent of Arthur Andersen LLP dated                 19
                 November 5, 1997;

    24               Powers of Attorney relating to subsequent             *
                 amendments (incorporated by reference to
                 Registration Statement, Form S-2, effective
                 July 29, 1996).





     ---------------------------------
     *Filed as Exhibits to Form S-2, Registration Statement, effective July 29, 1996.